Exhibit 4.1


                          Clark-Schwebel Holdings, Inc.

                                  $45,994,000*

                       12-1/2% Senior Debentures due 2007

                                 ---------------

                                    INDENTURE

                           Dated as of August 14, 1997

                                 ---------------

                                  STATE STREET
                             BANK AND TRUST COMPANY

                                     Trustee

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*     An amount equal to the Debenture Exchange Amount (as defined in and determined under the Company's Amended and Restated Certificate of Incorporation filed on July 14, 1997 with the Secretary of State of Delaware).
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                                TABLE OF CONTENTS

                                                                            Page
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                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE ............................. 1
SECTION 1.1   DEFINITIONS ..................................................  1
SECTION 1.2   OTHER DEFINITIONS ............................................ 17
SECTION 1.3   INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT ............ 18
SECTION 1.4   RULES OF CONSTRUCTION ........................................ 18

                                   ARTICLE 2
                              THE SENIOR DEBENTURES ........................ 19
SECTION 2.1   FORM AND DATING .............................................. 19
SECTION 2.2   EXECUTION AND AUTHENTICATION ................................. 19
SECTION 2.3   REGISTRAR AND PAYING AGENT ................................... 20
SECTION 2.4   PAYING AGENT TO HOLD MONEY IN TRUST .......................... 20
SECTION 2.5   HOLDER LISTS ................................................. 21
SECTION 2.6   TRANSFER AND EXCHANGE ........................................ 21
SECTION 2.7   REPLACEMENT SENIOR DEBENTURES ................................ 21
SECTION 2.8   OUTSTANDING SENIOR DEBENTURES ................................ 22
SECTION 2.9   TREASURY SENIOR DEBENTURES ................................... 22
SECTION 2.10  TEMPORARY SENIOR DEBENTURES .................................. 22
SECTION 2.11  CANCELLATION ................................................. 23
SECTION 2.12  DEFAULTED INTEREST ........................................... 23
SECTION 2.13  BOOK-ENTRY PROVISIONS FOR GLOBAL SENIOR Debentures ........... 23
SECTION 2.14  SPECIAL TRANSFER PROVISIONS .................................. 25

                                   ARTICLE 3
                            REDEMPTION AND PREPAYMENT ...................... 27
SECTION 3.1   NOTICES TO TRUSTEE ........................................... 27
SECTION 3.2   SELECTION OF SENIOR DEBENTURES TO BE REDEEMED ................ 27
SECTION 3.3   NOTICE OF REDEMPTION ......................................... 27
SECTION 3.4   EFFECT OF NOTICE OF REDEMPTION ............................... 28
SECTION 3.5   DEPOSIT OF REDEMPTION PRICE .................................. 28
SECTION 3.6   SENIOR DEBENTURES REDEEMED IN PART ........................... 29
SECTION 3.7   OPTIONAL REDEMPTION .......................................... 29
SECTION 3.8   NO MANDATORY REDEMPTION ...................................... 30

                                    ARTICLE 4
                                    COVENANTS .............................. 30
SECTION 4.1   PAYMENT OF SENIOR DEBENTURES ................................. 30
SECTION 4.2   MAINTENANCE OF OFFICE OR AGENCY .............................. 30

SECTION 4.3   REPORTS  ..................................................... 31
SECTION 4.4   COMPLIANCE CERTIFICATE ....................................... 31
SECTION 4.5   TAXES ........................................................ 32
SECTION 4.6   STAY, EXTENSION AND USURY LAWS ............................... 32
SECTION 4.7   CHANGE OF CONTROL ............................................ 33
SECTION 4.8   ASSET SALES .................................................. 34
SECTION 4.9   RESTRICTED PAYMENTS .......................................... 37
SECTION 4.10  INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK ... 40
SECTION 4.11  SALE AND LEASEBACK TRANSACTIONS .............................. 42
SECTION 4.12  LIENS ........................................................ 42
SECTION 4.13  DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING
                SUBSIDIARIES ............................................... 42
SECTION 4.14  TRANSACTIONS WITH AFFILIATES ................................. 43
SECTION 4.15  LINE OF BUSINESS ............................................. 44
SECTION 4.16  [Intentionally Omitted.] ..................................... 44
SECTION 4.17  CORPORATE EXISTENCE .......................................... 44
SECTION 4.18  ISSUANCES OF GUARANTEES OF INDEBTEDNESS ...................... 44

                                   ARTICLE 5
                                   SUCCESSORS .............................. 45
SECTION 5.1   MERGER, CONSOLIDATION OR SALE OF ASSETS ...................... 45
SECTION 5.2   SUCCESSOR CORPORATION SUBSTITUTED ............................ 45

                                   ARTICLE 6
                              DEFAULTS AND REMEDIES ........................ 46
SECTION 6.1   EVENTS OF DEFAULT ............................................ 46
SECTION 6.2   ACCELERATION ................................................. 48
SECTION 6.3   OTHER REMEDIES ............................................... 48
SECTION 6.4   WAIVER OF PAST DEFAULTS ...................................... 48
SECTION 6.5   CONTROL BY MAJORITY .......................................... 49
SECTION 6.6   LIMITATION ON SUITS .......................................... 49
SECTION 6.7   RIGHTS OF HOLDERS OF SENIOR Debentures TO RECEIVE PAYMENT .... 49
SECTION 6.8   COLLECTION SUIT BY TRUSTEE ................................... 50
SECTION 6.9   TRUSTEE MAY FILE PROOFS OF CLAIM ............................. 50
SECTION 6.10  PRIORITIES ................................................... 50
SECTION 6.11  UNDERTAKING FOR COSTS ........................................ 51

                                    ARTICLE 7
                                     TRUSTEE ............................... 51
SECTION 7.1   DUTIES OF TRUSTEE ............................................ 51
SECTION 7.2   RIGHTS OF TRUSTEE ............................................ 52

SECTION 7.3   INDIVIDUAL RIGHTS OF TRUSTEE ................................. 53
SECTION 7.4   TRUSTEE'S DISCLAIMER ......................................... 54
SECTION 7.5   NOTICE OF DEFAULTS ........................................... 54
SECTION 7.6   REPORTS BY TRUSTEE TO HOLDERS OF THE SENIOR Debentures ....... 54
SECTION 7.7   COMPENSATION AND INDEMNITY ................................... 54
SECTION 7.8   REPLACEMENT OF TRUSTEE ....................................... 55
SECTION 7.9   SUCCESSOR TRUSTEE BY MERGER, ETC. ............................ 56
SECTION 7.10  ELIGIBILITY; DISQUALIFICATION ................................ 56
SECTION 7.11  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY ............ 57

                                   ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE ............... 57
SECTION 8.1   OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE ..... 57
SECTION 8.2   LEGAL DEFEASANCE AND DISCHARGE ............................... 57
SECTION 8.3   COVENANT DEFEASANCE .......................................... 57
SECTION 8.4   CONDITIONS TO LEGAL OR COVENANT DEFEASANCE ................... 58
SECTION 8.5   DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN
                TRUST; OTHER MISCELLANEOUS PROVISIONS ...................... 59
SECTION 8.6   REPAYMENT TO COMPANY ......................................... 60
SECTION 8.7   REINSTATEMENT ................................................ 60

                                    ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER ................... 61

SECTION 9.1   WITHOUT CONSENT OF HOLDERS OF SENIOR DEBENTURES .............. 61
SECTION 9.2   WITH CONSENT OF HOLDERS OF SENIOR DEBENTURES ................. 61
SECTION 9.3   COMPLIANCE WITH TRUST INDENTURE ACT .......................... 63
SECTION 9.4   REVOCATION AND EFFECT OF CONSENTS ............................ 63
SECTION 9.5   NOTATION ON OR EXCHANGE OF SENIOR Debentures ................. 63
SECTION 9.6   TRUSTEE TO SIGN AMENDMENTS, ETC. ............................. 64

                                   ARTICLE 10
                            [Intentionally Omitted.] ....................... 64

                                   ARTICLE 11
                            [Intentionally Omitted.] ....................... 64

                                   ARTICLE 12
                                  MISCELLANEOUS ............................ 64
SECTION 12.1   TRUST INDENTURE ACT CONTROLS ................................ 64

SECTION 12.2   NOTICES ..................................................... 64
SECTION 12.3   COMMUNICATION BY HOLDERS OF SENIOR DEBENTURES
               WITH OTHER HOLDERS OF ....................................... 66
SECTION 12.4   CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT .......... 66
SECTION 12.5   STATEMENTS REQUIRED IN CERTIFICATE OR OPINION ............... 66
SECTION 12.6   RULES BY TRUSTEE AND AGENTS ................................. 67
SECTION 12.7   NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS,
               EMPLOYEES AND STOCKHOLDERS .................................. 67
SECTION 12.8   GOVERNING LAW ............................................... 67
SECTION 12.9   NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS ............... 67
SECTION 12.10  SUCCESSORS .................................................. 67
SECTION 12.11  SEVERABILITY ................................................ 67
SECTION 12.12  COUNTERPART ORIGINALS ....................................... 67
SECTION 12.13  TABLE OF CONTENTS, HEADINGS, ETC ............................ 68

                             CROSS-REFERENCE TABLE*

Trust Indenture
  Act Section                                                  Indenture Section

310(a)(1)      ...............................................   7.10
     (a)(2)    ...............................................   7.10
     (a)(3)    ...............................................   N.A.
     (a)(4)    ...............................................   N.A.
     (b)       ...............................................   7.8; 7.10; 12.2
     (c)       ...............................................   N.A.
311(a)         ...............................................   7.11
     (b)       ...............................................   7.11
     (c)       ...............................................   N.A.
312(a)         ...............................................   2.5
     (b)       ...............................................   12.3
     (c)       ...............................................   12.3
313(a)         ...............................................   7.6
     (b)(1)    ...............................................   N.A.
     (b)(2)    ...............................................   7.6
     (c)       ...............................................   7.6; 12.2
     (d)       ...............................................   7.6
314(a)         ...............................................   4.9; 12.2
     (b)       ...............................................   N.A.
     (c)(1)    ...............................................   12.4
     (c)(2)    ...............................................   7.2; 12.4
     (c)(3)    ...............................................   N.A.
     (d)       ...............................................   N.A.
     (e)       ...............................................   12.5
     (f)       ...............................................   N.A.
315(a)         ...............................................   7.1(2)
     (b)       ...............................................   7.5; 12.2
     (c)       ...............................................   7.1(1)
     (d)       ...............................................   7.1(3)
     (e)       ...............................................   6.11
316(a)(last sentence) ........................................   2.9
     (a)(1)(A) ...............................................   6.5
     (a)(1)(B) ...............................................   6.4
     (a)(2)    ...............................................   N.A.
     (b)       ...............................................   6.7
317(a)(1)      ...............................................   6.8
     (a)(2)    ...............................................   6.9
     (b)       ...............................................   2.4
318(a)         ...............................................   12.1

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N.A. means not applicable.
*     This Cross-Reference is not part of the Indenture.

            INDENTURE, dated as of August 14, 1997, among Clark-Schwebel Holdings, Inc. (the "Company"), and State Street Bank and Trust Company, as trustee (the "Trustee").

            Each party agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 12-1/2 % Series A Senior Debentures due 2007 (the "Series A Senior Debentures") and the 12-1/2% Series B Senior Debentures due 2007 (the "Series B Senior Debentures" and, together with the Series A Senior Debentures, the "Senior Debentures"):

                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.1 DEFINITIONS

            "Accumulated Interest" means, as of any date of determination, the cumulative amount of interest referred to in the first proviso to paragraph 2 of the Senior Debenture.

            "Acquired Indebtedness" means, with respect to any specified Person,
(i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary or is designated a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary or Restricted Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

            "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

            "Agent" means any Registrar or Paying Agent.

            "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of a sale and leaseback, including any disposition by means of a merger, consolidation or similar transaction and including the issuance, sale or other transfer of any of the capital stock of any Restricted Subsidiary of such Person) other than to the Company or to any of its Wholly Owned Subsidiaries; and (ii) the issuance of Equity Interests in any Restricted Subsidiaries or the sale of any Equity Interests in any Restricted Subsidiaries, in each case, in one or a series of related transactions, provided, that notwithstanding the foregoing, the term "Asset Sale" shall not include: (a) the
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                                                                               2


sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company, as permitted pursuant to Section 5.1, (b) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business consistent with past practice, (c) a transfer of assets by the Company to a Wholly Owned Subsidiary or by a Wholly Owned Subsidiary to the Company or to another Wholly Owned Subsidiary, (d) an issuance of Equity Interests by a Wholly Owned Subsidiary to the Company or to another Wholly Owned Subsidiary, (e) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind,
(f) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property, (g) the sale, lease, conveyance or other disposition of the Joint Ventures, the assets of the Joint Ventures or any interest therein, (h) Permitted Investments or (i) any cash dividend, distribution, Investment or payment made pursuant to the first or second paragraph of Section 4.9.

            "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

            "Board of Directors" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

            "Borrowing Base" means, as of any date, an amount equal to the sum of (i) 85% of the face amount of all Eligible Accounts Receivable owned by the Company and its Restricted Subsidiaries as of such date, and (ii) 65% of the book value (calculated on first in, first out basis) of all Eligible Inventory owned by the Company and its Restricted Subsidiaries as of such date, all calculated on a consolidated basis and in accordance with GAAP, calculated as of the end of the most recently completed fiscal quarter.

            "Business Day" means any day other than a Legal Holiday.

            "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

            "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

            "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities not more than twelve months from the date of acquisition, (b) U.S. dollar denominated (or foreign currency fully hedged) time deposits, certificates of deposit, Eurodollar time deposits or Eurodollar certificates of deposit of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $100.0 million or (ii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Lender"), in each case with maturities of not more than twelve months from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Lender (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody's and maturing within twelve months of the date of acquisition, (d) repurchase agreements with a bank or trust company or recognized securities dealer having capital and surplus in excess of $100.0 million for direct obligations issued by or fully guaranteed by the United States of America in which the Company shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of repurchase obligations, and (e) interests in money market mutual funds which invest solely in assets or securities of the type described in subparagraphs
(a), (b), (c) or (d) hereof.

            "Change of Control" means such time as (i) prior to the initial public offering by the Company of its common stock (other than a public offering pursuant to a registration statement on Form S-8), Vestar and its Affiliates (collectively, the "Initial Investors") cease to have, directly or indirectly, in the aggregate at least 51% of the voting power of the voting stock of the Company or (ii) after the initial public offering by the Company of its common stock (other than a public offering pursuant to a registration statement on Form S-8), (A) any Schedule 13D, Form 13F or Schedule 13G under the Exchange Act, or any amendment to such Schedule or Form, is received by the Company which indicates that, or the Company otherwise becomes aware that, a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) has become, directly or indirectly, the "beneficial owner," by way of merger, consolidation or otherwise, of 35% or more of the voting power of the voting stock of the Company on a fully diluted basis after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of the Company, as the case may be (whether or not such securities are then currently convertible or exercisable) and (B) such person or group has become, directly or indirectly, the beneficial owner of a greater percentage of the voting capital stock of the Company, calculated on such fully diluted basis, than beneficially owned by the Initial Investors, or (iii) the sale, lease or transfer of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any person or group (other than a Wholly Owned Subsidiary or the Initial Investors), or (iv) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by the Board of Directors of the Company or whose nomination for election by the shareholders of the Company, as the case may be, was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Company, as the case may be, then in office.

            "Company Order" means a written order or request signed in the name of an Officer and delivered to the Trustee.

            "Consolidated EBITDA" means, with respect to the Company and its Restricted Subsidiaries for any period, the sum of, without duplication, (i) the Consolidated Net Income for such period, plus (ii) to the extent deducted from Consolidated Net Income for such period, (x) the Fixed Charges for such period, plus (y) non-cash dividends on the Company's preferred stock, plus (iii) provision for taxes based on income or profits for such period (to the extent such income or profits were included in computing Consolidated Net Income for such period), plus (iv) consolidated depreciation, amortization and other non-cash charges of the Company and its Restricted Subsidiaries required to be reflected as expenses on the books and records of the Company, minus (v) cash payments with respect to any non-recurring, non-cash charges previously added back pursuant to clause (iv), and (vi) excluding the impact of foreign currency translations. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated EBITDA only to the extent that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

            "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Subsidiary thereof that is a Subsidiary Guarantor, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded, (v) the Net Income of, or any dividends or other distributions from, any Unrestricted Subsidiary, to the extent otherwise included, shall be excluded, whether or not distributed to the Company or one of its Restricted Subsidiaries, (vi) income or loss attributable to discontinued operations shall be excluded; (vii) any increase in cost of sales or other write-offs resulting from the purchase accounting treatment of the Acquisition or other acquisitions shall be excluded; and (viii) all other extraordinary, unusual or nonrecurring gains or losses shall be excluded.

            "Consolidated Net Worth" of a Person at any date means the amount by which the assets of such Person and its consolidated Restricted Subsidiaries (less any revaluation or other write-up subsequent to the date of this Indenture in any such assets (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within twelve months after the acquisition of such business)) exceed the sum of
(a) the total liabilities of such Person and its consolidated Restricted Subsidiaries, plus (b) any Disqualified Stock of such Person or any consolidated Restricted Subsidiaries of such Person issued to any Person other than such Person or a wholly owned Restricted Subsidiary of such Person, in each case determined in accordance with GAAP.

            "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.2 hereof or such other address as to which the Trustee may give notice to the Company.

            "Credit Agreement" means, collectively, (i) that certain Credit Agreement, as in effect on the date of this Indenture, by and among the Company, C-S, Inc., the lenders that may be from time to time parties thereto and The Chase Manhattan Bank (formerly known as Chemical Bank), as administrative agent, as the foregoing may from time to time be amended, renewed, supplemented or otherwise modified at the option of the parties thereto, including increases in the principal amount thereof; and (ii) after The Chase Manhattan Bank, as administrative agent, has acknowledged in writing that the Credit Agreement has been terminated and all then outstanding Indebtedness thereunder or with respect thereto have been repaid in full in cash and discharged, any successors to or replacements of (as designated by the board of directors of C-S, Inc. in its sole judgment, and evidenced by a resolution) such Credit Agreement, as such successors or replacements may from time to time be amended, renewed, supplemented, modified or replaced, including increases in the principal amount thereof.

            "C-S, Inc." means Clark-Schwebel, Inc., a Delaware corporation.

            "C-S Indenture" means the Indenture dated as of April 17, 1996 among C-S, Inc., the Company and the subsidiary guarantors named therein and State Street Bank and Trust Company (successor to Fleet National Bank), as trustee, as in effect on the date hereof.

            "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

            "Definitive Senior Debentures" means Senior Debentures that are in the form of the Senior Debenture attached hereto as Exhibit A, that do not include the information called for by footnote 1 thereof.

            "Depositary" means, with respect to the Senior Debentures issuable or issued in whole or in part in global form, the Person specified in Section
2.3 hereof as the Depositary with respect to the Senior Debentures, until a successor shall have been appointed and become such Depositary pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

            "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date on which the Senior Debentures mature.

            "Eligible Accounts Receivable" means at a particular date, all accounts receivable owned by the Company and Restricted Subsidiaries (i) which are not 90 or more days past due; (ii) which are not owed by an obligor which has taken any of the actions or suffered any of the events of the kind described in clause (ix) under Section 6.1; (iii) which are not subject to any asserted dispute, off-set, counterclaim or defense on the part of the account debtor or to any asserted claim on the part of the account debtor denying liability under such account in whole or in part and (iv) which are not owed by an obligor in respect of which 50% or more of the accounts receivable are 90 or more days past due or uncollectible.

            "Eligible Inventory" means at the time of any determination thereof, all inventory (less reserves for obsolescence) of the Company and Restricted Subsidiaries as to which the following requirements have been fulfilled: (a) the Company or a Restricted Subsidiary has lawful and absolute title to such Inventory; and (b) none of such inventory is obsolete, unsalable, damaged or otherwise unfit for sale or further processing.

            "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

            "Equity Offering" means a Public Equity Offering or a Private Equity Offering, as applicable.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Exchange Offer" means the offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange Series B Senior Debentures for Series A Senior Debentures.

            "Existing Indebtedness" means the Indebtedness of the Company and its Restricted Subsidiaries in existence on the date of this Indenture, until such amounts are repaid.

            "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), and (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon), and (iv) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of preferred stock of such Person payable to a party other than the Company or a Wholly Owned Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, on a consolidated basis and in accordance with GAAP, but excluding from the calculation of fixed charges amortization of financing costs (except to the extent referred to in the parenthetical in clause (i) of this definition).

            "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated EBITDA of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees or repays any Indebtedness (other than the incurrence or repayment of revolving credit borrowings used for working capital, except to the extent that a repayment is accompanied by a permanent reduction in revolving credit commitments) or issues preferred stock subsequent to the commencement of the four-quarter reference period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. For purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and shall give pro forma effect to the Consolidated EBITDA and Indebtedness of the Person which is the subject of any such acquisition, and (ii) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed

Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

            "Global Senior Debenture" means a Senior Debenture that contains the paragraph referred to in footnote 1 to the form of the Senior Debenture attached hereto as Exhibit A.

            "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

            "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

            "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

            "Holder" means a Person in whose name a Senior Debenture is registered on the Registrar's books.

            "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person), the maximum fixed repurchase price of Disqualified Stock issued by such Person in each case, if held by any Person other than the Company or a Wholly Owned Subsidiary of the Company, and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person.

            "Indenture" means this Indenture, as amended or supplemented from time to time.

            "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

            "Interest Payment Date" has the meaning given to such term in the Senior Debenture.

            "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the books of such Person) or capital contributions (excluding commission, travel, relocation and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company or of any direct or indirect parent of the Company shall not be deemed to be an Investment.

            "Joint Venture" means (a) each of Clark-Schwebel Corporation, Clark-Schwebel Tech-Fab Company, CS-Interglas AG and Asahi-Schwebel Co., Ltd.,
(b) any other Person whose sole asset is directly or indirectly (i) a Joint Venture (unless such Joint Venture or Person is a Restricted Subsidiary by virtue of an Investment pursuant to clause (d) of the definition of "Permitted Investment") (ii) any interest in a Joint Venture and (iii) Joint Venture Funds.

            "Joint Venture Funds" means any distributions or dividends, directly or indirectly, of or from any of the Joint Ventures or interests in the Joint Ventures or any proceeds from the sale of, or distributions or dividends from, any of the Joint Ventures.

            "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, in the city of the Corporate Trust Office of the Trustee, or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday, payment may be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

            "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

            "Liquidated Damages" means all liquidated damages then owing pursuant to the Registration Rights Agreement.

            "Management Advisory Agreement" means the agreement dated as of April 17, 1996, among Vestar, the Company and C-S, Inc. as in effect on April 17, 1996, with only such amendments, alterations, modifications or waivers thereto which are not materially adverse to the interests of the C-S, Inc. or the holders of Senior Debentures.

            "Maturity Date" means July 15, 2007.

            "Net Income" means, with respect to any Person, the net income
(loss) of such Person, determined in accordance with GAAP, and before reduction for non-cash preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries, (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss) and (iii) fees and expenses related to the acquisition of C-S, Inc. in an amount not to exceed $11.5 million.

            "Net Proceeds" means the aggregate cash proceeds received by the Company in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP and net of any Purchase Money Obligations relating to the assets comprising such Asset Sale.

            "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they shall not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

            "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

            "Offering" means the Offering of the Senior Debentures by the Company.

            "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

            "Officers' Certificate" means with respect to any Person a certificate signed on behalf of such Person by two Officers of such Person, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Person, that meets the requirements of Section 12.5 hereof.

            "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
12.5 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

            "Permitted Investments" means (a) any Investments permitted by the C-S Indenture (regardless of whether such Indenture is in effect at the time of such Investment); (b) Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.8; (c) Investments by the Company or any Restricted Subsidiary in cash in an amount not to exceed $5.0 million in the aggregate; (d) Investments by the Company or any Restricted Subsidiary in cash in an amount not to exceed $15.0 million in the aggregate to enable the Company or any Restricted Subsidiaries to purchase or otherwise acquire equity interests in the Joint Ventures; provided that upon the consummation of any such Investment pursuant to this clause (d) the Joint Venture in which the Investment is made becomes a Restricted Subsidiary; (e) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Subsidiary or in satisfaction of judgments; (f) the conversion or exchange of debt of CS-Interglas AG for common securities of CS-Interglas AG;
(g) the contribution of shares of stock or other equity securities of an Unrestricted Subsidiary to another Subsidiary; (h) Investments in any Wholly Owned Subsidiary of the Company (or in CS Interglas AG to the extent it is a Wholly Owned Subsidiary of the Company) and that is engaged in the same or a similar line of business as the Company and its Restricted Subsidiaries were engaged in on the date of this Indenture and reasonable extensions or expansions thereof; or (i) Investments by the Company in any Person if as a result of such Investment (1) such Person becomes a Wholly Owned Subsidiary of the Company that is engaged in the same or a similar line of business as the Company and its Restricted Subsidiaries were engaged in on the date of this Indenture and reasonable extensions or expansions thereof or (ii) such Person is merged, consolidated or amalgamated with or into or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Subsidiary of the Company that is engaged in the same or a similar line of business as the Company and its Restricted Subsidiaries were engaged in on the date of this Indenture and reasonable extensions or expansions thereof; and (j) Investments by the Company or any of its Restricted Subsidiaries using Joint Venture Funds.

            "Permitted Liens" means (i) Liens securing (a) Indebtedness permitted by clause (i) or clause (viii) under Section 4.10 and (b) related Hedging Obligations; (ii) Liens in favor of the Company or any Restricted Subsidiaries; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iv) Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company; (v) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (vi) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vii) Liens existing on the date of this Indenture; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) carriers', warehousemen's, mechanics', materialmen's, repairmen's, or other similar Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings diligently conducted; (x) Liens of landlords or of mortgagees of landlords arising by operation of law, provided that the rental payments secured thereby are not yet due and payable;
(xi) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $2.5 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary; (xii) nonconsensual Liens incurred in the ordinary course of business of any foreign subsidiary that is a Restricted Subsidiary that (a) are not incurred in connection with the borrowing of money or the obtaining of advances of credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by such Restricted Subsidiary; (xiii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (xiv) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries; (xv) Purchase Money Liens (including extensions and renewals thereof); (xvi) judgment and attachment Liens not giving rise to an Event of Default; (xvii) Liens arising out of consignment or similar arrangements for the sale of goods; (xviii) any interest or title of a lessor in property subject to any capital lease obligation or operating lease; (xix) Liens arising from filing Uniform Commercial Code financing statements regarding leases; and (xx) Liens permitted under the C-S Indenture.

            "Permitted Refinancing Debt" means (a) any Indebtedness included in the definition of "Permitted Refinancing Debt" in the C-S Indenture and (b) any other Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that: (i) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date at least as late as the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Senior Debentures, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Senior Debentures on terms at least as favorable to the Holders of Senior Debentures as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

            "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, other business entity or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

            "Private Equity Offering" means a private offering of (i) Equity Interests of the Company other than Disqualified Stock of the Company or (ii) of Equity Interests of the Company's parent or indirect parent corporation to the extent that the cash proceeds therefrom are contributed to the equity capital of the Company or are used to purchase Equity Interests of the Company (other than Disqualified Stock of the Company).

            "Private Placement Legend" means the legend initially set forth on the Senior Debentures in the form set forth on Exhibit A.

            "Public Equity Offering" means an underwritten public offering pursuant to a registration statement filed with the SEC in accordance with the Securities Act of (i) Equity Interests of the Company other than Disqualified Stock of the Company or (ii) of Equity Interests of the Company's parent or indirect parent corporation other than Disqualified Stock of the Company's parent or indirect parent corporation to the extent that the cash proceeds therefrom are contributed to the equity capital of the Company or are used to purchase Equity Interests of the Company (other than Disqualified Stock of the Company).

            "Purchase Money Lien" means a Lien granted on an asset or property to secure a Purchase Money Obligation permitted to be incurred under this Indenture and incurred solely to finance the purchase, or the cost of construction or improvement, of such asset or property; provided however, that such Lien encumbers only such asset or property and is granted within 180 days of such acquisition.

            "Purchase Money Obligations" of any Person means any obligations of such Person to any seller or any other Person incurred or assumed to finance the purchase, or the cost of construction or improvement, of real or personal property to be used in the business of such Person or any of its Restricted Subsidiaries in an amount that is not more than 100% of the cost, or fair market value, as appropriate, of such property, and incurred within 180 days after the date of such acquisition (excluding accounts payable to trade creditors incurred in the ordinary course of business).

            "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A.

            "Registration Rights Agreement" means the Registration Rights Agreement, dated as of July 14, 1997, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

            "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

            "Restricted Investment" means an Investment other than a Permitted Investment.

            "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

            "Rule 144A" means Rule 144A under the Securities Act.

            "SEC" means the Securities and Exchange Commission.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Senior Debenture Custodian" means the Trustee, as custodian with respect to the Global Senior Debentures, or any successor entity thereto.

            "Senior Notes" means the 10 1/2% Senior Notes due 2006 issued pursuant to the C-S Indenture in a principal amount not to exceed $110 million.

            "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Exchange Act, as such Regulation is in effect on the date hereof.

            "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

            "Subsidiary Change of Control" means, with respect to a Restricted Subsidiary, such time as (i) prior to the initial public offering by such Restricted Subsidiary of its common stock (other than a public offering pursuant to a registration statement on Form S-8), Vestar and its Affiliates (collectively, the "Initial Investors") cease to have, directly or indirectly, in the aggregate at least 51% of the voting power of the voting stock of such Restricted Subsidiary or the Company ceases to own, directly or indirectly, 100% of the voting power of such Restricted Subsidiary or (ii) after the initial public offering by such Restricted Subsidiary of its common stock (other than a public offering pursuant to a registration statement on Form S-8), (A) any
Schedule 13D, Form 13F or Schedule 13G under the Exchange Act, or any amendment to such Schedule or Form, is received by such Restricted Subsidiary which indicates that, or such Restricted Subsidiary otherwise becomes aware that, a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) has become, directly or indirectly, the "beneficial owner," by way of merger, consolidation or otherwise, of 35% or more of the voting power of the voting stock of such Restricted Subsidiary on a fully diluted basis after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of such Restricted Subsidiary, as the case may be (whether or not such securities are then currently convertible or exercisable), and (B) such person or group has become, directly or indirectly, the beneficial owner of a greater percentage of the voting capital stock of such Restricted Subsidiary, calculated on such fully diluted basis, than beneficially owned by the Initial Investors or the Company, or (iii) the sale, lease or transfer of all or substantially all of the assets of such Restricted Subsidiary and its Subsidiaries taken as a whole to any person or group (other than the Initial Investors or the Company or any of its Subsidiaries), or (iv) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the board of directors of such Restricted Subsidiary (together with any new directors whose election by the board of directors of such Restricted Subsidiary or whose nomination for election by the shareholders of such Restricted Subsidiary, as the case may be, was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of such Restricted Subsidiary, as the case may be, then in office.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss.77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

            "Transfer Restricted Senior Debentures" means securities that bear or are required to bear the Private Placement Legend.

            "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

            "Unrestricted Subsidiary" means (i) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 4.9. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.10, the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.10 and (ii) no Default or Event of Default would be in existence following such designation. Notwithstanding anything to the contrary in the foregoing, to the extent a Joint Venture is or becomes, as the case may be, a Subsidiary, it is or it shall, as the case may be, initially be an Unrestricted Subsidiary (A) except to the extent that it becomes a Subsidiary in connection with an Investment pursuant to clause (d) of the definition of "Permitted Investment" or (B) unless such Subsidiary is designated by the Board of Directors as a Restricted Subsidiary for purposes of this Indenture pursuant to a Board Resolution at the time such Joint Venture becomes a Subsidiary.

            "Vestar" means Vestar Equity Partners, L.P.

            "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

            "Wholly Owned Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) (or in the case of CS-Interglas AG 90% of the outstanding Capital Stock or other ownership interests) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person. Unrestricted Subsidiaries shall not be included in the definition of Wholly Owned Subsidiary for any purposes of this Indenture.

SECTION 1.2 OTHER DEFINITIONS

                                                                         Defined
Term                                                                  in Section
----                                                                  ----------
"Affiliate Transaction"                                                     4.14
"Agent"                                                                     2.14
"Asset Sale Offer"                                                           4.8
"Asset Sale Offer Period"                                                    4.8
"Asset Sale Offer Amount"                                                    4.8
"Asset Sale Purchase Date"                                                   4.8
"Bankruptcy Law"                                                             6.1
"Benefitted Party"                                                          11.1
"Change of Control Offer"                                                    4.7
"Change of Control Offer Period"                                             4.7
"Change of Control Payment"                                                  4.7
"Change of Control Purchase Date"                                            4.7
"Covenant Defeasance"                                                        8.3
"Custodian"                                                                  6.1
"DTC"                                                                       2.13
"Event of Default"                                                           6.1
"Excess Proceeds"                                                            4.8
"Holdings"                                                                  10.1
"Interest"                                                                  2.13
"Legal Defeasance"                                                           8.2
"Notice of Default"                                                          6.1
"Paying Agent"                                                               2.3
"Payment Blockage Notice"                                                   10.3
"Payment Default"                                                            6.1
"Registrar"                                                                  2.3
"Restricted Payments"                                                        4.9

"Securities Act"                                                             2.6
"Senior Debentures"                                                      Preface
"Series A Senior Debentures"                                             Preface
"Series B Senior Debentures"                                             Preface

SECTION 1.3 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT

            Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

            The following TIA terms used in this Indenture have the following meanings:

            "indenture securities" means the Senior Debentures;

            "indenture security Holder" means a Holder of a Senior Debenture;

            "indenture to be qualified" means this Indenture;

            "indenture trustee" or "institutional trustee" means the Trustee;

            "obligor" on the Senior Debentures means the Company and any successor thereto.

            All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.4 RULES OF CONSTRUCTION

            Unless the context otherwise requires:

            (1) a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3) "or" is not exclusive;

            (4) words in the singular include the plural, and in the plural include the singular;

            (5) provisions apply to successive events and transactions; and

            (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                    ARTICLE 2
                              THE SENIOR DEBENTURES

SECTION 2.1 FORM AND DATING

            The Senior Debentures and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Senior Debentures may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Senior Debenture shall be dated the date of its authentication. The Senior Debentures shall be in denominations of $1,000 and integral multiples thereof; provided that any additional Senior Debentures to be issued by the Company in lieu of interest payments as provided in paragraph 2 of the Senior Debenture shall be issued in the denominations equal to the aggregate principal amount of such interest payment. The Series A Senior Debentures and the Series B Senior Debentures will be the same except that the Private Placement Legend will be omitted from the Series B Senior Debentures.

            The terms and provisions contained in the Senior Debentures shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

            Senior Debentures shall be issued initially in the form of one or more permanent Global Senior Debentures in registered form, substantially in the form set forth in Exhibit A (including the text referred to in footnote 1 thereto), deposited with, or on behalf of, The Depositary Trust Company (the "Depositary") and registered in the name of Cede & Co. or such other nominee, as nominee of the Depositary. The aggregate principal amount of any Global Senior Debenture may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Depositary.

            Notwithstanding the foregoing, Senior Debentures issuable to "accredited investors" within the meaning of Regulation D promulgated pursuant to the Securities Act shall be issued, and Senior Debentures offered and sold in reliance on Rule 144A may be issued, in certain circumstances provided for in this Indenture, in the form of Definitive Senior Debentures in registered form in substantially the form set forth in Exhibit A (but without including the text referred to in footnote 1 thereto).

SECTION 2.2 EXECUTION AND AUTHENTICATION

            Two Officers of the Company shall sign the Senior Debentures for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Senior Debentures and may be in facsimile form.

            If an Officer whose signature is on a Senior Debenture no longer holds that office at the time a Senior Debenture is authenticated, the Senior Debenture shall nevertheless be valid.

            A Senior Debenture shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Senior Debenture has been authenticated under this Indenture.

            The Trustee shall, upon a written order of the Company signed by two of its Officers, authenticate (a) Senior Debentures for original issue up to the aggregate principal amount stated in paragraph 4 of the Senior Debentures and
(b) Senior Debentures for an original issue up to an aggregate principal amount equal to the Accumulated Interest due on an Interest Payment Date. The aggregate principal amount of Senior Debentures outstanding at any time may not exceed such amount except as provided in Section 2.7 hereof. The authentication order shall specify which series of Senior Debentures shall be authenticated and issued.

            The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Senior Debentures. An authenticating agent may authenticate Senior Debentures whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.3 REGISTRAR AND PAYING AGENT

            The Company shall maintain an office or agency where Senior Debentures may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Senior Debentures may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Senior Debentures and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

            The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Senior Debenture Custodian with respect to the Global Senior Debentures.

SECTION 2.4 PAYING AGENT TO HOLD MONEY IN TRUST

            The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Senior Debentures, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a

Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Senior Debentures.

SECTION 2.5 HOLDER LISTS

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss.312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Senior Debentures, and the Company shall otherwise comply with TIA ss.312(a).

SECTION 2.6 TRANSFER AND EXCHANGE

            (a) Subject to the provisions of Sections 2.13 and 2.14, when Senior Debentures are presented to the Registrar with a request to register the transfer of such Senior Debentures or to exchange such Senior Debentures for an equal principal amount of Senior Debentures of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if the requirements for such transaction are met; provided, however, that the Senior Debentures surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Senior Debentures at the Registrar's written request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other governmental charge payable upon exchanges or transfers pursuant to Section 2.10 or 9.5).

            Any Holder of the Global Senior Debenture shall, by acceptance of such Global Senior Debenture, agree that transfers of beneficial interests in such Global Senior Debenture may be effected only through a book-entry system maintained by the Holder of such Global Senior Debenture (or its agent), and that ownership of a beneficial interest in the Global Senior Debenture shall be required to be reflected in a book-entry system.

SECTION 2.7 REPLACEMENT SENIOR DEBENTURES

            If any mutilated Senior Debenture is surrendered to the Trustee, or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Senior Debenture, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Senior

Debenture if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Senior Debenture is replaced. The Company may charge for its expenses in replacing a Senior Debenture.

            Every replacement Senior Debenture is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Senior Debentures duly issued hereunder.

SECTION 2.8 OUTSTANDING SENIOR DEBENTURES

            The Senior Debentures outstanding at any time are all the Senior Debentures authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Senior Debenture effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.9 hereof, a Senior Debenture does not cease to be outstanding because the Company or an Affiliate of the Company holds the Senior Debenture.

            If a Senior Debenture is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Senior Debenture is held by a bona fide purchaser.

            If the principal amount of any Senior Debenture is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

            If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Senior Debentures payable on that date, then on and after that date such Senior Debentures shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.9 TREASURY SENIOR DEBENTURES

            In determining whether the Holders of the required principal amount of Senior Debentures have concurred in any direction, waiver or consent, Senior Debentures owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Senior Debentures that a Trustee knows are so owned shall be so disregarded.

SECTION 2.10 TEMPORARY SENIOR DEBENTURES

            Until definitive Senior Debentures are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Senior Debentures upon a written order of the Company signed by two Officers of the

Company. Temporary Senior Debentures shall be substantially in the form of Definitive Senior Debentures but may have variations that the Company considers appropriate for temporary Senior Debentures and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Senior Debentures in exchange for temporary Senior Debentures.

            Holders of temporary Senior Debentures shall be entitled to all of the benefits of this Indenture.

SECTION 2.11 CANCELLATION

            The Company at any time may deliver Senior Debentures to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Senior Debentures surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Senior Debentures surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Senior Debentures (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Senior Debentures shall be delivered to the Company. The Company may not issue new Senior Debentures to replace Senior Debentures that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12 DEFAULTED INTEREST

            If the Company defaults in a payment of interest on the Senior Debentures, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Senior Debentures and in Section 4.1 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Senior Debenture and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13 BOOK-ENTRY PROVISIONS FOR GLOBAL SENIOR Debentures

            (a) The Global Senior Debentures initially shall be registered in the name of Cede & Co., as the nominee of the Depositary.

            Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Senior Debenture held on their behalf by the Depositary, or the Trustee as the Senior Debenture Custodian, or under the Global Senior Debenture, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Senior Debenture for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Senior Debenture.

            (b) Transfers of Global Senior Debentures shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in the Global Senior Debentures (each an "Interest") may be transferred to one beneficial owner to another Agent Member or exchanged for Definitive Senior Debentures in accordance with the rules and procedures of the Depositary and the provisions of this Indenture (including the restrictions on transfer contained in Section 2.14 which shall fully apply in all respects to transfer of such Interests as if such Interests are evidenced by a Definitive Senior Debenture ). In addition, Definitive Senior Debentures shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Senior Debentures if (i) the Depositary for the Senior Debentures notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Senior Debentures and a successor Depositary for the Global Senior Debentures is not appointed by the Company within 90 days after delivery of such notice; or (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Senior Debentures under this Indenture, then the Company shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.2 hereof, authenticate and deliver, Definitive Senior Debentures in an aggregate principal amount equal to the principal amount of the Global Senior Debentures in exchange for such Global Senior Debentures.

            (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Senior Debenture to beneficial owners taking a Definitive Senior Debenture pursuant to paragraph (b), the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Senior Debenture in an amount equal to the principal amount of the beneficial interest in the Global Senior Debenture to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Senior Debentures of like tenor and amount.

            (d) In connection with the transfer of any Interest from one beneficial owner to another Agent Member not taking a Definitive Senior Debenture, but an Interest, pursuant to paragraph (b), the Depositary shall reflect on its books and records the date, the name of the transferor and transferee, and the amount of the Interest transferred.

            (e) In connection with the transfer of Global Senior Debentures as an entirety to beneficial owners pursuant to the second sentence of paragraph
(b), the Global Senior Debentures shall be deemed to be surrendered to the Trustee for cancellation, and the

Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Senior Debentures, an equal aggregate principal amount of Definitive Senior Debentures of authorized denominations.

            (f) Any Definitive Senior Debenture constituting a Transfer Restricted Senior Debenture delivered in exchange for an interest in a Global Senior Debenture pursuant to paragraph (b) shall, except as otherwise provided by paragraphs (a)(i)(x) and (y) of Section 2.14, bear the Private Placement Legend.

            (g) The Holder of any Global Senior Debenture may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Senior Debentures.

SECTION 2.14 SPECIAL TRANSFER PROVISIONS

            (a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a Senior Debenture constituting a Transfer Restricted Senior Debenture, or an Interest in a Global Senior Debenture constituting a Transfer Restricted Senior Debenture to any Institutional Accredited Investor which is not a QIB:

                  (i) The Registrar shall register the transfer of any Definitive Senior Debenture constituting a Transfer Restricted Senior Debenture, whether or not such Senior Debenture bears the Private Placement Legend, if (x) the requested transfer is after August 14, 2000, or (y) in the case of a transfer to an Institutional Accredited Investor which is not a QIB, the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit B hereto and the Trustee and Registrar have received both an Opinion of Counsel and an Officers' Certificate directing transfer; and

                  (ii) If the proposed transferor is an Agent Member holding a beneficial interest in a Global Senior Debenture, upon receipt by the Registrar of (x) the certificate and opinions, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depositary's and the Registrar's procedures, whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Definitive Senior Debentures) a decrease in the principal amount of a Global Senior Debenture in an amount equal to the principal amount of the beneficial interest in a Global Senior Debenture to be transferred, and (b) the Company shall execute and the Trustee shall authenticate upon receipt of a Company Order, and deliver one or more Definitive Senior Debentures of like tenor and amount.

            (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Senior Debenture constituting a Transfer

Restricted Senior Debenture, or an Interest in a Global Senior Debenture constituting a Transfer Restricted Senior Debenture to a QIB:

                  (i) The Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Senior Debenture (or a similar certificate) stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Senior Debenture (or a similar certificate) stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Senior Debenture for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A and covering the other matters covered in the form of Senior Debenture; and

                  (ii) If the proposed transferee is an Agent Member, and the Senior Debentures to be transferred consist of Definitive Senior Debentures which after transfer are to be evidenced by an interest in the Global Senior Debenture, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures and the proposed transferee has advised the Company and the Registrar in writing that the transferee is a QIB and that the sale has been made in compliance with the provisions of Rule 144A, the Registrar and the Depositary shall reflect on its books and records the date and an increase in the principal amount of the Global Senior Debenture in an amount equal to the principal amount of the Definitive Senior Debentures to be transferred, and the Trustee shall cancel the Definitive Senior Debentures so transferred.

            (c) Private Placement Legend. All Senior Debentures originally issued shall bear the Private Placement Legend. Upon the transfer, exchange or replacement of Senior Debentures (or Interest in a Global Senior Debenture) not bearing, and not required to bear, the Private Placement Legend, the Registrar shall deliver Senior Debentures that do not bear the Private Placement Legend and, in the case of an Interest, remove any corresponding indication on its books and records. Upon the transfer, exchange or replacement of Senior Debentures bearing the Private Placement Legend, the Registrar shall deliver only Senior Debentures that bear the Private Placement Legend (and in the case of an Interest, continue to denote corresponding indications on its books and records) unless (i) the circumstances contemplated by paragraph (a)(i)(x) of this Section 2.14 exist, (ii) there is delivered to the Registrar and the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Senior Debenture has been sold pursuant to an effective registration statement under the Securities Act.

            (d) General. By its acceptance of any Senior Debenture, each Holder of such a Senior Debenture acknowledges the restrictions on transfer of such Senior Debenture set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Senior Debenture only as provided in this Indenture.

            The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.13 or this Section 2.14 until at least 6 years after the Maturity Date. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                                    ARTICLE 3
                            REDEMPTION AND PREPAYMENT

SECTION 3.1 NOTICES TO TRUSTEE

            If the Company elects to redeem Senior Debentures pursuant to the optional redemption provisions of Section 3.7 hereof, it shall furnish to the Trustee, at least 45 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Senior Debentures to be redeemed and (iv) the redemption price.

SECTION 3.2 SELECTION OF SENIOR DEBENTURES TO BE REDEEMED

            If less than all of the Senior Debentures are to be redeemed at any time, the Trustee shall select the Senior Debentures to be redeemed among the Holders of the Senior Debentures in compliance with the requirements of the principal national securities exchange, if any, on which the Senior Debentures are listed or, if the Senior Debentures are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Senior Debentures to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Senior Debentures not previously called for redemption.

            The Trustee shall promptly notify the Company in writing of the Senior Debentures selected for redemption and, in the case of any Senior Debenture selected for partial redemption, the principal amount thereof to be redeemed. Senior Debentures and portions of Senior Debentures selected shall be in amounts of $1,000 or integral multiples of $1,000; except that if all of the Senior Debentures of a Holder are to be redeemed, the entire outstanding amount of Senior Debentures held by such Holder, even if not an integral multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Senior Debentures called for redemption also apply to portions of Senior Debentures called for redemption.

SECTION 3.3 NOTICE OF REDEMPTION

            At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Senior Debentures are to be redeemed at its registered address.

            The notice shall identify the Senior Debentures to be redeemed and shall state:

            (a) the redemption date;

            (b) the redemption price;

            (c) if any Senior Debenture is being redeemed in part, the portion of the principal amount of such Senior Debenture to be redeemed and that, after the redemption date upon surrender of such Senior Debenture, a new Senior Debenture or Senior Debentures in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Senior Debenture;

            (d) the name and address of the Paying Agent;

            (e) that Senior Debentures called for redemption (other than a Global Senior Debenture) must be surrendered to the Paying Agent to collect the redemption price;

            (f) that, unless the Company defaults in making such redemption payment, interest on Senior Debentures called for redemption ceases to accrue on and after the redemption date;

            (g) the paragraph of the Senior Debentures and/or Section of this Indenture pursuant to which the Senior Debentures called for redemption are being redeemed; and

            (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Senior Debentures.

            At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date (unless a shorter time is acceptable to the Trustee), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.4 EFFECT OF NOTICE OF REDEMPTION

            Once notice of redemption is mailed in accordance with Section 3.3 hereof, Senior Debentures called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.5 DEPOSIT OF REDEMPTION PRICE

            One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent immediately available funds sufficient to pay the redemption price of and accrued interest on and Liquidated

Damages on all Senior Debentures to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Senior Debentures to be redeemed.

            If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Senior Debentures or the portions of Senior Debentures called for redemption. If a Senior Debenture is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Senior Debenture was registered at the close of business on such record date. If any Senior Debenture called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Senior Debentures and in Section 4.1 hereof.

SECTION 3.6 SENIOR DEBENTURES REDEEMED IN PART

            Upon surrender of a Senior Debenture that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Senior Debenture equal in principal amount to the unredeemed portion of the Senior Debenture surrendered. The records of the Registrar and the Depositary shall reflect any partial redemption of any Global Senior Debenture.

SECTION 3.7 OPTIONAL REDEMPTION

            (a) Except as set forth in clause (b) of this Section 3.7, the Senior Debentures shall not be redeemable at the Company's option prior to July 15, 2002. Thereafter, the Senior Debentures shall be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on July 15 of the years indicated below:

        Year                                                   Percentage

        2002..............................................      106.250%
        2003..............................................      104.167%
        2004..............................................      102.083%
        2005 and thereafter...............................      100.00%

            (b) Notwithstanding the provisions of clause (a) of this Section 3.7, the Senior Debentures may be redeemed in whole or in part, at the option of the Company, after January 15, 1998, at a redemption price of 106% of the principal amount thereof, in each case plus an amount in cash equal to all accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the net proceeds of an Equity Offering; provided, that such redemption shall occur within 60 days of the date of the closing of such Equity Offering.

            (c) Notwithstanding the provisions of clause (a) of this Section 3.7 or Section 4.7, Senior Debentures may be redeemed in whole or in part, at the option of the Company, after January 15, 1998, at a redemption price of 106% of the principal amount thereof, in each case plus an amount in cash equal to all accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, in the event of a Change of Control or a Subsidiary Change of Control.

            (d) Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Section 3.1 through 3.6 hereof.

SECTION 3.8 NO MANDATORY REDEMPTION

            The Company shall not be required to make mandatory redemption payments with respect to the Senior Debentures.

                                    ARTICLE 4
                                    COVENANTS

SECTION 4.1 PAYMENT OF SENIOR DEBENTURES

            The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Senior Debentures on the dates and in the manner provided in the Senior Debentures. Principal, premium, if any, and interest payable in cash shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement. The Company will promptly notify the Trustee of a Registration Default under the Registration Rights Agreement and any cure thereof.

            The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Senior Debentures to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.2 MAINTENANCE OF OFFICE OR AGENCY

            The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Senior Debentures may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Senior Debentures and this

Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

            The Company may also from time to time designate one or more other offices or agencies where the Senior Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

            The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section
2.3 hereof.

SECTION 4.3 REPORTS

            (a) Whether or not required by the rules and regulations of the SEC, so long as any Senior Debentures are outstanding, the Company shall furnish to all Holders of Senior Debentures (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, at any time after the Company files a registration statement with respect to the Exchange Offer, the Company shall file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and shall promptly make such information available to securities analysts and prospective investors upon request.

            (b) For so long as any Senior Debentures remain outstanding, the Company shall furnish to all Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.4 COMPLIANCE CERTIFICATE

            (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Senior Debentures is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

            (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.3(a) hereof shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four or Article Five hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

            (c) The Company shall, so long as any of the Senior Debentures are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.5 TAXES

            The Company shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Senior Debentures.

SECTION 4.6 STAY, EXTENSION AND USURY LAWS

            The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.7 CHANGE OF CONTROL

            Upon the occurrence of a Change of Control, each Holder of Senior Debentures shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Senior Debentures not otherwise redeemed by the Company pursuant to Section 3.7(c) pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Senior Debentures pursuant to the procedures required by this Indenture and described in such notice. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Senior Debentures as a result of a Change of Control.

            The Change of Control Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Change of Control Offer Period"). No later than five Business Days after the termination of the Change of Control Offer Period (the "Change of Control Purchase Date"), the Company shall purchase all Senior Debentures tendered in response to the Change of Control Offer. Payment for any Senior Debentures so purchased shall be made in the same manner as cash interest payments are made.

            If the Change of Control Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Senior Debenture is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Senior Debentures pursuant to the Change of Control Offer.

            Upon the commencement of a Change of Control Offer, the Company shall send, by first class mail, a notice to each of the Holders, with a copy of each such notice to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Senior Debentures pursuant to the Change of Control Offer. The Change of Control Offer shall be made to all Holders. The notice, which shall govern the terms of the Change of Control Offer, shall state:

                  (a) that the Change of Control Offer is being made pursuant to this covenant and the length of time the Change of Control Offer shall remain open;

                  (b) the purchase price and the Change of Control Purchase
      Date;

                  (c) that any Senior Debenture not tendered or accepted for payment shall continue to accrete or accrue interest;

                  (d) that, unless the Company defaults in making such payment, any Senior Debenture accepted for payment pursuant to the Change of Control Offer shall cease to accrete or accrue interest after the Change of Control Purchase Date;

                  (e) that Holders electing to have a Senior Debenture purchased pursuant to any Change of Control Offer shall be required to surrender the Senior Debenture, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Debenture completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Change of Control Purchase Date; and

                  (f) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Change of Control Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Senior Debenture the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Senior Debenture purchased.

            On the Change of Control Purchase Date, the Company shall, to the extent lawful, (1) accept for payment all Senior Debentures or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Senior Debentures (or portions thereof) so tendered and (3) deliver or cause to be delivered to the Trustee the Senior Debentures so accepted together with an Officers' Certificate stating the aggregate principal amount of Senior Debentures (or any portion thereof) being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Senior Debentures so tendered the Change of Control Payment for such Senior Debenture, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Senior Debenture equal in principal amount to any unpurchased portion of the Senior Debentures surrendered, if any; provided that each such new Senior Debenture shall be in a principal amount of $1,000 or an integral multiple thereof. To the extent that less than all of the outstanding Senior Debentures are tendered pursuant to a Change of Control Offer, the Company may use any proceeds from a Change of Control for general corporate purposes.

SECTION 4.8 ASSET SALES

            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in an Asset Sale in excess of $10.0 million unless (i) the Company (or the Restricted

Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value, and in the case of a lease of assets, a lease providing for rent and other conditions which are no less favorable to the Company (or the Restricted Subsidiary, as the case may be) in any material respect than the then prevailing market conditions (evidenced in each case by a resolution of the board of directors of such entity set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests sold or otherwise disposed of, and (ii) at least 75% (100% in the case of lease payments) of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto, excluding contingent liabilities and trade payables), of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Senior Debentures) that are assumed by the transferee of any such assets and (y) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are promptly, but in no event more than 30 days after receipt, converted by the Company or such Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

            Within 360 days after the Company's actual receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds (a) to permanently reduce long-term Indebtedness of a Restricted Subsidiary, (b) to permanently reduce Indebtedness (and, in the case of revolving Indebtedness, to permanently reduce the commitments) under the Credit Agreement, or (c) to make an investment in another business, the making of a capital expenditure or the acquisition of other tangible assets, in each case, in the same or a similar line of business as the Company and its Restricted Subsidiaries were engaged in on the date of this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding sentence of this paragraph shall be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company will be required to make an offer to all Holders of Senior Debentures (an "Asset Sale Offer") to purchase the maximum principal amount of Senior Debentures that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth in this Indenture. To the extent that the aggregate amount of Senior Debentures tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Senior Debentures surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Senior Debentures to be purchased on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

            The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Asset Sale Offer Period"). No later than five Business Days after the termination of the Asset Sale Offer Period (the "Asset Sale Purchase Date"), the Company shall purchase the principal amount of Senior Debentures required to be purchased pursuant to this covenant (the "Asset Sale Offer Amount") or, if less than the Asset Sale Offer Amount has been tendered, all Senior Debentures tendered in response to the Asset Sale Offer. Payment for any Senior Debentures so purchased shall be made in the same manner as interest payments are made.

            If the Asset Sale Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Debenture is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Senior Debentures pursuant to the Asset Sale Offer.

            Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Senior Debentures pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

            (a) that the Asset Sale Offer is being made pursuant to this covenant and the length of time the Asset Sale Offer shall remain open;

            (b) the Asset Sale Offer Amount, the purchase price and the Asset Sale Purchase Date;

            (c) that any Senior Debenture not tendered or accepted for payment shall continue to accrete or accrue interest;

            (d) that, unless the Company defaults in making such payment, any Senior Debenture accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest after the Asset Sale Purchase Date;

            (e) that Holders electing to have a Senior Debenture purchased pursuant to any Asset Sale Offer shall be required to surrender the Senior Debenture, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Debenture completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Asset Sale Purchase Date;

            (f) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Senior Debenture the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Senior Debenture purchased;

            (g) that, if the aggregate principal amount of Senior Debentures surrendered by Holders exceeds the Asset Sale Offer Amount, the Company shall select the Senior Debentures to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Debentures in denominations of $1,000, or integral multiples thereof, shall be purchased); and

            (h) that Holders whose Senior Debentures were purchased only in part shall be issued new Senior Debentures equal in principal amount to the unpurchased portion of the Senior Debentures surrendered (or transferred by book-entry transfer).

            On or before the Asset Sale Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Sale Offer Amount of Senior Debentures or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount has been tendered, all Debentures tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Senior Debentures or portions thereof were accepted for payment by the Company in accordance with the terms of this covenant. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Asset Sale Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Senior Debentures tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Senior Debenture, and the Trustee, upon delivery of an Officers' Certificate from the Company, shall authenticate and mail or deliver such new Senior Debenture to such Holder, in a principal amount equal to any unpurchased portion of the Senior Debenture surrendered. Any Senior Debenture not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Asset Sale Purchase Date.

SECTION 4.9 RESTRICTED PAYMENTS

            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Wholly Owned Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company or other Affiliate or Restricted Subsidiary of the Company; (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Senior Debentures, except in accordance with the scheduled mandatory redemption or repayment provisions set forth in the original documentation governing such Indebtedness (but not pursuant to any mandatory offer to repurchase upon the occurrence of any event); or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

            (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

            (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.10; and

            (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of this Indenture and all Restricted Payments made by the Restricted Subsidiaries during the period commencing after April 17, 1996 through the date of this Indenture, is less than the sum of, without duplication, (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after April 17, 1996 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) to the extent not included in the amount described in clause (i) above, 100% of the aggregate net cash proceeds received after April 17, 1996 by the Company from the issue or sale of, or from additional capital contributions in respect of, Equity Interests of the Company or of debt securities of the Company or any Restricted Subsidiary that have been converted into, or cancelled in exchange for, Equity Interests of the Company (other than Equity Interests (or convertible debt securities) sold to a Restricted Subsidiary or an Unrestricted Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus
      (iii) 100% of any cash dividends received by the Company or a Wholly-Owned Subsidiary from an Unrestricted Subsidiary of the Company, plus (iv) 100% of the cash proceeds realized upon the sale of any Unrestricted Subsidiary (less the amount of any reserve established for purchase price adjustments and less the maximum amount of any indemnification or similar contingent obligation for the benefit of the purchaser, any of its Affiliates or any other third party in such sale, in each case as adjusted for any permanent reduction in any such amount on or after the date of such sale, other than by virtue of a payment made to such Person) following April 17, 1996, plus
      (v) to the extent that any Restricted Investment that was made after April 17, 1996 is sold to an unaffiliated purchaser for cash or otherwise liquidated or repaid for cash, the cash proceeds realized with respect to such Restricted Investment (less the cost of disposition, if any).

            The foregoing provisions shall not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (ii) the making of any Restricted Investment in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of, or from substantially concurrent additional capital contributions in respect of, Equity Interests of the Company (other than Disqualified Stock); (iii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of, or from substantially concurrent additional capital contributions in respect of, other Equity Interests of the Company (other than any Disqualified Stock); (iv) the defeasance, redemption or repurchase of subordinated Indebtedness with the net cash proceeds from (X) an incurrence of Permitted Refinancing Indebtedness or (Y) the substantially concurrent sale (other than to a Subsidiary of the Company) of, or from substantially concurrent additional capital contributions in respect of, Equity Interests of the Company (other than Disqualified Stock); (v) the distribution of the Joint Ventures or interests in the Joint Ventures or Joint Venture Funds; (vi) the declaration or payment of any dividend to the Company for, or the direct repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company or any direct or indirect parent of the Company held by any member of the Company's (or any of its Restricted Subsidiaries') management pursuant to any management agreement, stock option agreement or plan or stockholders agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1.0 million in any fiscal year (plus any amount available for such payments hereunder since April 17, 1996 which have not been used for such purpose) or $5.0 million in the aggregate (in each case, net of the cash proceeds received by the Company from subsequent reissuances of such Equity Interests to new members of management);
(vii) loans to members of management of the Company or any Restricted Subsidiary the proceeds of which are used for a concurrent purchase of Equity Interests of the Company; (viii) payments under the Management Advisory Agreement; (ix) payments by the Company of director's fees and the reasonable expenses of its directors in an aggregate amount not to exceed $100,000 per year; (x) any principal payment on, or purchase, redemption, defeasance or other acquisition or retirement for value of any Indebtedness that is subordinated to the Senior Debentures out of Excess Proceeds available for general corporate purposes after consummation of purchases of Senior Debentures pursuant to an Asset Sale Offer; and (xi) any payments permitted under the C-S Indenture (and amounts expended in respect of such payments under this clause (xi) shall be excluded or included, as applicable, in the calculation of the aggregate amount of Restricted Payments under this Indenture made by the Restricted Subsidiaries to the extent such amounts are excluded or included, as applicable, in the calculation of "Restricted Payments" as defined in and calculated under the C-S Indenture); provided however that in the case of any transaction described in clauses (i),
(ii), (iii), (iv) and (vi) no Default or Event of Default shall have occurred and be continuing immediately after such transaction. In determining the aggregate amount of Restricted Payments made after the date of this Indenture, 100% of the amounts expended pursuant to the foregoing clauses (ii), (iii),
(iv)(Y), (vi) and (vii) shall be included in such calculation and none of the amounts expended pursuant to the foregoing clauses (i), (iv)(X), (v), (viii),
(ix) and (x) shall be included in such calculation.

            The Board of Directors may designate any Subsidiary to be an Unrestricted Subsidiary (subject to clause (c) of the definition of "Permitted Investments") if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments (other than Investments of Joint Venture Funds) by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated shall be deemed to be Restricted Payments at the time of such designation and shall reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments shall be deemed to constitute Investments (i) in any Subsidiary that was not formerly a Joint Venture, in an amount equal to the greatest of (x) the net book value of such Investments at the time of such designation, (y) the fair market value of such Investments at the time of such designation and (z) the original fair market value of such Investments at the time they were made or (ii) in any Subsidiary that was formerly a Joint Venture, in an amount equal to the amount of such Investments made by the Company or a Restricted Subsidiary since the date of this Indenture. Such designation shall only be permitted if such Restricted Payment would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

            The amount of all Restricted Payments (other than cash) shall be the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculation required by this covenant were computed, which calculations may be based upon the Company's latest available financial statements.

SECTION 4.10 INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

      The Company shall not, and shall not permit any of its Restricted Subsidiaries and Unrestricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Indebtedness) and that the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries and Unrestricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company and its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock if: (i) the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.00 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period; and (ii) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; provided, that no Guarantee may be incurred pursuant to this paragraph unless the guaranteed Indebtedness is incurred by the Company or a Restricted Subsidiary pursuant to this paragraph.

            The foregoing provisions shall not apply to:

            (i) Indebtedness permitted under Section 4.10 of the C-S Indenture (regardless of whether such Indenture is in effect);

            (ii) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness and the Guarantee by the Company of Indebtedness under the Credit Agreement in an amount not to exceed the amount referred to in paragraph (i) of Section 4.10 of the C-S Indenture;

            (iii) the incurrence by the Company of Indebtedness represented by the Senior Debentures;

            (iv) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or Purchase Money Obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed $10.0 million at any time outstanding;

            (v) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by this Indenture to be incurred;

            (vi) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Wholly Owned Subsidiaries or between or among any Wholly Owned Subsidiaries; provided, however, that (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than a Wholly Owned Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

            (vii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by this Indenture to be incurred;

            (viii) the incurrence by the Company, its Restricted Subsidiaries and its foreign subsidiaries that are Restricted Subsidiaries of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount at any time outstanding not to exceed $15.0 million; provided that such Indebtedness incurred by foreign subsidiaries that are Restricted Subsidiaries shall not exceed an aggregate principal amount at any time outstanding of $5.0 million;

            (ix) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company; and

            (x) Indebtedness incurred by the Company or any of its Restricted Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing the performance of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in connection with the disposition of any business, assets or Restricted Subsidiary of the Company (other than guarantees or similar credit support by the Company or any of its Restricted Subsidiaries of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed 25% of the gross proceeds (with proceeds other than cash or Cash Equivalents being valued at the fair market value thereof as determined by the Board of Directors of the Company in good faith) actually received by the Company or any of its Restricted Subsidiaries in connection with such disposition.

            Notwithstanding any other provision of this covenant, a Guarantee of Indebtedness permitted by the terms of this Indenture at the time such Indebtedness was incurred shall not constitute a separate incurrence of Indebtedness.

SECTION 4.11 SALE AND LEASEBACK TRANSACTIONS

            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any Restricted Subsidiary may enter into a sale and leaseback transaction if (i) the Company or such Restricted Subsidiary could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.10 and (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.12, (ii) the net cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the proceeds of such transaction are applied in compliance with, Section 4.8.

SECTION 4.12 LIENS

            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

SECTION 4.13 DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i) (a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or
(2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries,

(ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of this Indenture, (b) the Credit Agreement or the C-S Indenture including the Senior Notes, as the case may be, in each case as in effect as of the date of this Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Credit Agreement or the C-S Indenture (including the Senior Notes), as the case may be, in each case as in effect on the date of this Indenture, (c) this Indenture and the Senior Debentures, (d) applicable law, (e) any instrument governing Acquired Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Acquired Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that the Consolidated EBITDA of such Person is not taken into account in determining whether such acquisition was permitted by the terms of this Indenture, (f) by reason of customary non-assignment provisions in leases and licenses entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (h) agreements relating to the financing of the acquisition of real or tangible personal property acquired after the date of this Indenture, provided, that such encumbrance or restriction relates only to the property which is acquired and in the case of any encumbrance or restriction that constitutes a Lien, such Lien constitutes a Purchase Money Lien or (i) any restriction or encumbrance contained in contracts for sale of assets permitted by this Indenture in respect of the assets being sold pursuant to such contract;
(j) or restrictions or encumbrances on dividends and distributions to the Company or any of its Restricted Subsidiaries under any Indebtedness permitted by this Indenture that are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Credit Agreement or the C-S Indenture, as the case may be, in each case as in effect on the date of this Indenture.

SECTION 4.14 TRANSACTIONS WITH AFFILIATES

            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction entered into after the date of this Indenture involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an

Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an investment banking firm of national standing; provided that the following shall not be deemed to be Affiliate Transactions; (t) the existence of, or the performance by the Company under the terms of, any securityholders agreement, registration rights agreement voting trust agreement, loan document with employees or purchase agreement with employees to which the Company is a party on the date of this Indenture including any amendment thereto; provided, that any such amendment is no more disadvantageous to the holders of the Debentures in any material respect than the original agreement as in effect on the date of this Indenture; (u) reasonable compensation paid to, and indemnity provided on behalf of, officers and directors of the Company, C-S, Inc. or any Restricted Subsidiary as determined in good faith by the Company's Board of Directors or senior management; (v) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary;
(w) transactions between or among the Company and/or its Wholly Owned Subsidiaries; (x) the provision of administrative or management services by C-S, Inc. or any of its officers to any of the Company or the Restricted Subsidiaries; (y) fees paid and reimbursement of out-of-pocket expenses pursuant to the Management Advisory Agreement; and (z) transactions permitted by Section 4.9.

SECTION 4.15 LINE OF BUSINESS

            The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any line of business which is not the same, similar, ancillary, complementary or related to the businesses in which the Company and its Restricted Subsidiaries are engaged on the date of this Indenture.

SECTION 4.16 [Intentionally Omitted.]

SECTION 4.17 CORPORATE EXISTENCE

            Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the -Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Senior Debentures.

SECTION 4.18 ISSUANCES OF GUARANTEES OF INDEBTEDNESS

            The Company will not permit any Restricted Subsidiary, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any

Indebtedness of the Company (other than Guarantees or pledges to secure Indebtedness under this Indenture and any Guarantees of the Company or any Restricted Subsidiary of Indebtedness under the C-S Indenture and the Credit Agreement) unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for the Guarantee of the payment of the Senior Debentures by such Restricted Subsidiary, which Guarantee shall be senior to or pari passu with such Restricted Subsidiary's Guarantee of or pledge to secure such other Indebtedness. Notwithstanding the foregoing, any such Guarantee by a Restricted Subsidiary of the Senior Debentures shall provide by its terms that it shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer, to any Person that is not an Affiliate of the Company, of all of the Capital Stock of such Restricted Subsidiary held (directly or indirectly through one or more Subsidiaries of the Company) by the Company, or all or substantially all the assets of such Restricted Subsidiary, which sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture.

                                    ARTICLE 5
                                   SUCCESSORS

SECTION 5.1 MERGER, CONSOLIDATION OR SALE OF ASSETS

            The Company shall not, in a single transaction or series of related transactions, consolidate or merge with or into (whether or not the Company is the surviving corporation), or directly and/or indirectly through its Restricted Subsidiaries sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets determined on a consolidated basis for the Company and its Restricted Subsidiaries taken as a whole in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company, under the Senior Debentures and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; (iv) the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) shall have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) shall, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.10; and (v) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel addressed to the Trustee with respect to the foregoing matters.

SECTION 5.2 SUCCESSOR CORPORATION SUBSTITUTED

            Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor of the Company shall not be relieved from the obligation to pay the principal of and interest on the Senior Debentures except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.1 hereof.

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

SECTION 6.1 EVENTS OF DEFAULT

            An "Event of Default" occurs if:

            (1) the Company defaults in the payment of interest on, or Liquidated Damages with respect to, any Senior Debenture when the same becomes due and payable and the Default continues for a period of 30 days;

            (2) the Company defaults in the payment of the principal of or premium, if any, on any Senior Debenture when the same becomes due and payable at maturity, upon redemption or otherwise;

            (3) the Company fails to observe or perform any covenant, condition or agreement on the part of the Company to be observed or performed pursuant to Sections 4.7, 4.8, 4.9, 4.10, 4.11 or 5.1 hereof;

            (4) the Company fails to comply with any of its other agreements or covenants in, or provisions of, the Senior Debentures or this Indenture and the Default continues for the period and after the notice specified below;

            (5) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists or shall be created hereafter, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other Indebtedness as to which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

            (6) a final judgment or final judgments for the payment of money (not fully covered by insurance) are entered by a court or courts of competent jurisdiction against the Company or any of its Restricted Subsidiaries and such judgment or judgments remain undischarged and unpaid for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such undischarged and unpaid judgments exceeds $5.0 million;

            (7) The Company or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

                  (a) commences a voluntary case,

                  (b) consents to the entry of an order for relief against it in an involuntary case,

                  (c) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                  (d) makes a general assignment for the benefit of its
            creditors, or

                  (e) generally is not paying its debts as they become due; or

            (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (a) is for relief against the Company or any Subsidiary in an involuntary case, or

                  (b) appoints a Custodian of the Company or any Subsidiary or for all or substantially all of the property of the Company or any Subsidiary, or

                  (c) orders the liquidation of the Company or any Subsidiary,

                  (d) and in each case the order or decree remains unstayed and in effect for 60 consecutive days.

            The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

            An Event of Default shall not be deemed to have occurred under clause (3), (5), (6) or (7) until the Trustee shall have received written notice from the Company or any of the Holders or unless a Responsible Officer shall have knowledge of such Event of Default. A Default under clause (4) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the then outstanding Senior Debentures notify the Company and the Trustee, of the Default and the Company does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

SECTION 6.2 ACCELERATION

            If an Event of Default (other than an Event of Default specified in clauses (8) and (9) of Section 6.1 relating to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Senior Debentures by written notice to the Company and the Trustee may declare the unpaid principal of and any accrued interest on all the Senior Debentures to be due and payable. Upon such declaration the principal and interest shall be due and payable immediately (together with the premium referred to in Section 6.1, if applicable). If an Event of Default specified in clause (8) or (9) of Section 6.1 relating to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then outstanding Senior Debentures by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

SECTION 6.3 OTHER REMEDIES

            If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Senior Debentures or to enforce the performance of any provision of the Senior Debentures or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Senior Debentures or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Senior Debenture in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.4 WAIVER OF PAST DEFAULTS

            Holders of not less than a majority in aggregate principal amount of the then outstanding Senior Debentures by notice to the Trustee may on behalf of the Holders of all of the Senior Debentures waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Senior Debentures (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Senior Debentures may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.5 CONTROL BY MAJORITY

            Holders of a majority in principal amount of the then outstanding Senior Debentures may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Senior Debentures or that may involve the Trustee in personal liability.

SECTION 6.6 LIMITATION ON SUITS

            A Holder of a Senior Debenture may pursue a remedy with respect to this Indenture or the Senior Debentures only if:

                  (a) the Holder of a Senior Debenture gives to the Trustee written notice of a continuing Event of Default;

                  (b) the Holders of at least 25% in principal amount of the then outstanding Senior Debentures make a written request to the Trustee to pursue the remedy;

                  (c) such Holder of a Senior Debenture or Holders of Senior Debentures offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Senior Debentures do not give the Trustee a direction inconsistent with the request.

A Holder of a Senior Debenture may not use this Indenture to prejudice the rights of another Holder of a Senior Debenture or to obtain a preference or priority over another Holder of a Senior Debenture.

SECTION 6.7 RIGHTS OF HOLDERS OF SENIOR DEBENTURES TO RECEIVE PAYMENT

            Notwithstanding any other provision of this Indenture, the right of any Holder of a Senior Debenture to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Senior Debenture, on or after the respective due dates expressed in the Senior Debenture (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.8 COLLECTION SUIT BY TRUSTEE

            If an Event of Default specified in Section 6.1(7)(a) or(b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Senior Debentures and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.9 TRUSTEE MAY FILE PROOFS OF CLAIM

            The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Senior Debentures allowed in any judicial proceedings relative to the Company (or any other obligor upon the Senior Debentures), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Senior Debentures or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10 PRIORITIES

            If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

            First: to the Trustee, its agents and attorneys for amounts due under Section 7.7 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

            Second: to Holders of Senior Debentures for amounts due and unpaid on the Senior Debentures for principal and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Senior Debentures for principal, premium and Liquidated Damages, if any and interest, respectively; and

            Third: to the Company or to such party as a court of competent jurisdiction shall direct.

            The Trustee may fix a record date and payment date for any payment to Holders of Senior Debentures pursuant to this Section 6.10.

SECTION 6.11 UNDERTAKING FOR COSTS

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Senior Debenture pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Senior Debentures.

                                    ARTICLE 7
                                     TRUSTEE

SECTION 7.1 DUTIES OF TRUSTEE

            (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

            (b) Except during the continuance of an Event of Default:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraph (b)
            of this Section;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any
            action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

            (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section 7.1.

            (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

            (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.2 RIGHTS OF TRUSTEE

            (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

            (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

            (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

            (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

            (g) Except with respect to Section 4.1 hereof, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in
Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.1(1), 6.1(2) and 4.1 or (ii) any Default or Event of Default of which a Responsible Officer of the Trustee shall have received written notification or obtained actual knowledge.

            (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee may, in its discretion, make such further inquiry or investigation into such facts or matters as it may see fit and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney.

SECTION 7.3 INDIVIDUAL RIGHTS OF TRUSTEE

            The Trustee in its individual or any other capacity may become the owner or pledgee of Senior Debentures and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not

Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections
7.10 and 7.11 hereof.

SECTION 7.4 TRUSTEE'S DISCLAIMER

            The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Senior Debentures, it shall not be accountable for the Company's use of the proceeds from the Senior Debentures or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Senior Debentures or any other document in connection with the sale of the Senior Debentures or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.5 NOTICE OF DEFAULTS

            If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Senior Debentures a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Senior Debenture, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Senior Debentures.

SECTION 7.6 REPORTS BY TRUSTEE TO HOLDERS OF THE SENIOR Debentures

            Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Senior Debentures remain outstanding, the Trustee shall mail to the Holders of the Senior Debentures a brief report dated as of such reporting date that complies with TIA ss.313(a) (but if no event described in TIA ss.313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss.313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss.313(c).

            A copy of each report at the time of its mailing to the Holders of Senior Debentures shall be mailed to the Company and filed with the SEC and each stock exchange on which the Senior Debentures are listed in accordance with TIA ss.313(d). The Company shall promptly notify the Trustee when the Senior Debentures are listed on any stock exchange.

SECTION 7.7 COMPENSATION AND INDEMNITY

            The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

            The Company shall indemnify the Trustee against any and all losses, liabilities or expenses (including reasonable attorneys' fees) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.7) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

            The obligations of the Company under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

            To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Senior Debentures on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Senior Debentures. Such Lien shall survive the satisfaction and discharge of this Indenture.

            When the Trustee incurs expenses or renders services after an Event of Default specified in Sections 6.1(8) or 6.1(9) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

            The Trustee shall comply with the provisions of TIA ss.313(b)(2) to the extent applicable.

SECTION 7.8 REPLACEMENT OF TRUSTEE

            A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

            The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Senior Debentures of a majority in principal amount of the then outstanding Senior Debentures may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                  (a) the Trustee fails to comply with Section 7.10 hereof;

                  (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (c) a Custodian or public officer takes charge of the Trustee or its property; or

                  (d) the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Senior Debentures may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Senior Debentures of at least 10% in principal amount of the then outstanding Senior Debentures may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee, after written request by any Holder of a Senior Debenture who has been a Holder of a Senior Debenture for at least six months, fails to comply with Section 7.10, such Holder of a Senior Debenture may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Senior Debentures. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section
7.7 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.9 SUCCESSOR TRUSTEE BY MERGER, ETC.

            If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10 ELIGIBILITY; DISQUALIFICATION

            There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

            This Indenture shall always have a Trustee who satisfies the requirements of TIA ss.310(a)(1), (2) and (5). The Trustee is subject to TIA ss.310(b).

SECTION 7.11 PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY

            The Trustee is subject to TIA ss.311(a), excluding any creditor relationship listed in TIA ss.311(b). A Trustee who has resigned or been removed shall be subject to TIA ss.311(a) to the extent indicated therein.

                                    ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.1 OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE

            The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Senior Debentures upon compliance with the conditions set forth below in this Article Eight.

SECTION 8.2 LEGAL DEFEASANCE AND DISCHARGE

            Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Senior Debentures on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Senior Debentures, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Senior Debentures and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Senior Debentures to receive solely from the trust fund described in Section 8.4 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Senior Debentures when such payments are due, (b) the Company's obligations with respect to such Senior Debentures under Article 2 and Section 4.2 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof.

SECTION 8.3 COVENANT DEFEASANCE

            Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from its obligations under the covenants contained in Sections 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15 and 4.18 hereof with respect to the outstanding Senior Debentures on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Senior Debentures shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Senior Debentures shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Senior Debentures, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Senior Debentures shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3 hereof, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Sections 6.1(5) through 6.1(7) hereof shall not constitute Events of Default.

SECTION 8.4 CONDITIONS TO LEGAL OR COVENANT DEFEASANCE

            The following shall be the conditions to the application of either
Section 8.2 or 8.3 hereof to the outstanding Senior Debentures:

            In order to exercise either Legal Defeasance or Covenant Defeasance:

            (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and Liquidated Damages, if any, and interest on the outstanding Senior Debentures on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Senior Debentures are being defeased to maturity or to a particular redemption date;

            (b) in the case of an election under Section 8.2 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Senior Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

            (c) in the case of an election under Section 8.3 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Senior Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

            (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Senior Debentures pursuant to this Article Eight concurrently with such incurrence) or insofar as Sections 6.1(8) or 6.1(9) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

            (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

            (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that on the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

            (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

            (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.5 DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS

            Subject to Section 8.6 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the

"Trustee") pursuant to Section 8.4 hereof in respect of the outstanding Senior Debentures shall be held in trust and applied by the Trustee, in accordance with the provisions of such Senior Debentures and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Senior Debentures of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

            The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof.

            Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.6 REPAYMENT TO COMPANY

            Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, Liquidated Damages, if any, or interest on any Senior Debenture and remaining unclaimed for two years after such principal, and premium, if any, Liquidated Damages, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Senior Debenture shall thereafter, as a creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.7 REINSTATEMENT

            If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.2 or
8.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Senior Debentures shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Senior Debenture following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Senior Debentures to receive such payment from the money held by the Trustee or Paying Agent.

                                    ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.1 WITHOUT CONSENT OF HOLDERS OF SENIOR DEBENTURES

            Notwithstanding Section 9.2 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Senior Debentures without the consent of any Holder of a Senior Debenture:

            (a) to cure any ambiguity, defect or inconsistency;

            (b) to provide for uncertificated Senior Debentures in addition to or in place of certificated Senior Debentures;

            (c) to provide for the assumption of the Company's obligations to the Holders of the Senior Debentures in the case of a merger or consolidation pursuant to Article Five hereof;

            (d) to provide for Guarantees permitted pursuant to Section 4.18;

            (e) to make any change that would provide any additional rights or benefits to the Holders of the Senior Debentures or that does not adversely affect the legal rights hereunder of any Holder of the Senior Debentures; or

            (f) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

            Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
7.2 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.2 WITH CONSENT OF HOLDERS OF SENIOR DEBENTURES

            Except as provided below in this Section 9.2, the Company and the Trustee may amend or supplement this Indenture (including Sections 4.7 and 4.8 hereof) and the Senior Debentures may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Senior Debentures then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Senior Debentures), and, subject to Sections 6.4 and 6.7 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Senior Debentures, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Senior Debentures may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Debentures (including consents obtained in connection with a tender offer or exchange offer for the Senior Debentures).

            Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Senior Debentures as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

            It shall not be necessary for the consent of the Holders of Senior Debentures under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Senior Debentures affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.4 and 6.7 hereof, the Holders of a majority in aggregate principal amount of the Senior Debentures then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Senior Debentures. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Senior Debentures held by a non-consenting Holder):

            (a) reduce the principal amount of Senior Debentures whose Holders must consent to an amendment, supplement or waiver;

            (b) reduce the principal of or change the fixed maturity of any Senior Debenture or alter or waive any of the provisions with respect to the redemption of the Senior Debentures, except as provided above with respect to Sections 4.7 and 4.8 hereof;

            (c) reduce the rate of or change the time for payment of interest, including default interest, on any Senior Debenture;

            (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Senior Debentures (except a rescission of acceleration of the Senior Debentures by the Holders of at least a majority in aggregate principal amount of the then outstanding Senior Debentures and a waiver of the payment default that resulted from such acceleration);

            (e) make any Senior Debenture payable in money other than that stated in the Senior Debentures;

            (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Senior Debentures to receive payments of principal of, premium or Liquidated Damages, if any, or interest on the Senior Debentures;

            (g) waive a redemption payment with respect to any Senior Debenture (other than a payment required by Sections 4.7 or 4.8 hereof); or

            (h) make any change in Section 6.4 or 6.7 hereof or in the foregoing amendment and waiver provisions.

SECTION 9.3 COMPLIANCE WITH TRUST INDENTURE ACT

            Every amendment or supplement to this Indenture or the Senior Debentures shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.4 REVOCATION AND EFFECT OF CONSENTS

            Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Senior Debenture is a continuing consent by the Holder of a Senior Debenture and every subsequent Holder of a Senior Debenture or portion of a Senior Debenture that evidences the same debt as the consenting Holder's Senior Debenture, even if notation of the consent is not made on any Senior Debenture. However, any such Holder of a Senior Debenture or subsequent Holder of a Senior Debenture may revoke the consent as to its Senior Debenture if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.5 NOTATION ON OR EXCHANGE OF SENIOR Debentures

            The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Senior Debenture thereafter authenticated. The Company in exchange for all Senior Debentures may issue and the Trustee shall authenticate new Senior Debentures that reflect the amendment, supplement or waiver.

            Failure to make the appropriate notation or issue a new Senior Debenture shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.6 TRUSTEE TO SIGN AMENDMENTS, ETC.

            The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive and (subject to Section 7.1) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10
                            [Intentionally Omitted.]



                                   ARTICLE 11
                            [Intentionally Omitted.]


                                   ARTICLE 12
                                  MISCELLANEOUS

SECTION 12.1 TRUST INDENTURE ACT CONTROLS

            If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss.318(c), the imposed duties shall control.

SECTION 12.2 NOTICES

            Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

                  If to the Company:

                  Clark-Schwebel Holdings, Inc.
                  c/o Vestar Equity Partners, L.P.
                  245 Park Avenue, 41st Floor
                  New York, New York 10167
                  Telephone No.:  (212) 949-6500
                  Telecopier No.: (212) 808-4922
                  Attention: Sander M. Levy

                  and to:

                  Clark-Schwebel Holdings, Inc.
                  c/o Clark-Schwebel, Inc.
                  P.O. Box 2627
                  2200 South Murray Avenue
                  Anderson, SC  29622
                  Telephone No.:  (803) 260-3377
                  Telecopier No.: (803) 260-3377
                  Attention: William Bennison and Donald Burnette

                  If to the Trustee:

                  State Street Bank and Trust Company
                  777 Main Street
                  Hartford, Connecticut 06115
                  Attention: Corporation Trust Administration
                  Telephone No.:  (860) 986-2064
                  Telecopier No.: (860) 986-7920

            The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

            All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

            Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss.313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

            If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

            If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 12.3 COMMUNICATION BY HOLDERS OF SENIOR DEBENTURES WITH OTHER HOLDERS OF
             SENIOR DEBENTURES

            Holders may communicate pursuant to TIA ss.312(b) with other Holders with respect to their rights under this Indenture or the Senior Debentures. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss.312(c).

SECTION 12.4 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT

            Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company, upon request, shall furnish to the Trustee:

            (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

            (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 12.5 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION

            Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss.314(a)(4)) shall comply with the provisions of TIA ss.314(e) and shall include:

            (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

            (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 12.6 RULES BY TRUSTEE AND AGENTS

            The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.7 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND
             STOCKHOLDERS

            No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Senior Debentures, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Debenture waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Debentures.

SECTION 12.8 GOVERNING LAW

            THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE SENIOR DEBENTURES.

SECTION 12.9 NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS

            This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10 SUCCESSORS

            All agreements of the Company in this Indenture and the Senior Debentures shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.11 SEVERABILITY

            In case any provision in this Indenture or in the Senior Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.12 COUNTERPART ORIGINALS

            The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.13 TABLE OF CONTENTS, HEADINGS, ETC.

            The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed, as of the date first written above.


                                     CLARK-SCHWEBEL HOLDINGS, INC.


                                     By:
                                         ---------------------------------
                                         Name:
                                         Title:


                                     STATE STREET BANK AND TRUST COMPANY


                                     By:
                                         ---------------------------------
                                         Name:
                                         Title:

                                                                       Exhibit A

                           (Face of Senior Debenture)

                      12-1/2% [Series A] [Series B] Senior
                               Debentures due 2007

No.                                                                    $________
CLARK-SCHWEBEL HOLDINGS, INC.

promise to pay to _______________________________________ or registered assigns,

the principal sum of ________________________________ Dollars on ________, 2007.

Interest Payment Dates:

Record Dates:

                                                           Dated:

CLARK-SCHWEBEL HOLDINGS, INC.


By:
   ----------------------------
      Name:

                                                                [Corporate Seal]

By:
   ----------------------------
      Name:
      Title:

Certificate of Authentication:

This is one of the Senior Debentures referred to in the within-mentioned
Indenture:

STATE STREET BANK AND TRUST COMPANY, as Trustee


By:
   ----------------------------
           Authorized Signatory

Dated:

                           (Back of Senior Debenture)

                        122% [Series A] [Series B] Senior
                               Debentures due 2007

            [Unless and until it is exchanged in whole or in part for Senior Debentures in definitive form, this Senior Debenture may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of [The Depository Trust Company (55 Water Street, New York, New York) ("DTC")], to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [Cede & Co.] or such other name as may be requested by an authorized representative of DTC (and any payment is made to [Cede & Co.] or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, [Cede & Co.], has an interest herein.]1/

            THE SENIOR DEBENTURE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SENIOR DEBENTURE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SENIOR DEBENTURE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION PROVIDED BY RULE 144A UNDER THE SECURITIES ACT. THE HOLDER OF THE SENIOR DEBENTURE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SENIOR DEBENTURE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT

----------
1. This paragraph should be included only if the Senior Debenture is issued in global form.

AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SENIOR DEBENTURE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN
(1) ABOVE.

            Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

            1. Interest. Clark-Schwebel Holdings, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Senior Debenture at 122% per annum from its date of issuance until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages semi-annually in arrears on January 15 and July 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Senior Debentures will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Senior Debenture is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be January 15, 1998. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            2. Method of Payment. The Company will pay interest on the Senior Debentures (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Senior Debentures at the close of business on the January 1 or July 1 next preceding the Interest Payment Date, even if such Senior Debentures are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest, provided, however that if on any Interest Payment Date C-S, Inc. could not dividend or distribute a sufficient amount of cash to the Company under the terms of the C-S Indenture or the Credit Agreement in order to make such interest payment in cash, the Company may make such interest payment in the form of additional Senior Debentures having an aggregate principal amount equal to the amount of such interest. The Senior Debentures will be payable as to principal, premium if any, interest and Liquidated Damages, if any, at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of cash interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and cash interest, premium, if any, and Liquidated Damages, if any, on, all Global Senior Debentures and all other Senior Debentures the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

            3. Paying Agent and Registrar. Initially, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

            4. Indenture. The Company issued the Senior Debentures under an Indenture dated as of ____ __, 1997 ("Indenture") between the Company and the Trustee. The terms of the Senior Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Senior Debentures are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Senior Debentures are unsecured obligations of the Company limited to $________(2) million in aggregate principal amount plus an additional aggregate principal amount equal to any Accumulated Interest.

            5. Optional Redemption.

            (a) Except as set forth in clause (b) and clause (c) of Section 5 of this Senior Debenture, the Senior Debentures will not be redeemable at the Company's option prior to July 15, 2002. Thereafter, the Senior Debentures will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on July 15 of the years indicated below:

----------
2. Equal to the Debenture Exchange Amount (as defined and determined under the Company's Amended and Restated Certificate of Incorporation filed on July 14, 1997 with the Secretary of State of Delaware).

Year                                                                  Percentage

2002...............................................................    106.250%
2003...............................................................    104.167%
2004 ..............................................................    102.083%
2005 and thereafter................................................    100.00%

            (b) Notwithstanding the provisions of clause (a) of Section 5 of this Senior Debenture, the Company may redeem the Senior Debentures, in whole or in part, after January 15, 1998 at a redemption price of 106% of the principal amount thereof, in each case plus an amount in cash equal to all accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the net proceeds of an Equity Offering; provided, that such redemption will occur within 60 days of the date of the closing of such Equity Offering.

            (c) Notwithstanding the provisions of clause (a) of Section 5 or 7(a) of this Senior Debenture, the Company may redeem the Senior Debentures, in whole or in part, at the option of the Company, after January 15, 1998, at a redemption price of 106% of the principal amount thereof, in each case plus an amount in cash equal to all accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, in the event of a Change of Control or a Subsidiary Change of Control.

            (d) Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Senior Debentures are to be redeemed at its registered address. Senior Debentures in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000, unless all of the Senior Debentures held by a Holder are to be redeemed. Unless the Company defaults in making such redemption payment, on and after the redemption date interest ceases to accrue on Senior Debentures or portions thereof called for redemption.

            6. Mandatory Redemption.

            The Company shall not be required to make mandatory redemption payments with respect to the Senior Debentures.

            7. Repurchase at Option of Holder.

            (a) Upon the occurrence of a Change of Control, each Holder of Senior Debentures not otherwise redeemed by the Company pursuant to Section 5(c) of this Senior Debenture will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Senior Debentures pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Senior Debentures pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Senior Debentures as a result of a Change of Control.

            On the Change of Control Purchase Date, the Company will, to the extent lawful, (1) accept for payment all Senior Debentures or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Senior Debentures or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Senior Debentures so accepted together with an Officers' Certificate stating the aggregate principal amount of Senior Debentures or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Senior Debentures so tendered the Change of Control Payment for such Senior Debentures, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Senior Debenture equal in principal amount to any unpurchased portion of the Senior Debentures surrendered, if any; provided that each such new Senior Debenture will be in a principal amount of $1,000 or an integral multiple thereof.

            (b) The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in an Asset Sale in excess of $10.0 million unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value, and in the case of a lease of assets, a lease providing for rent and other conditions which are no less favorable to the Company (or the Restricted Subsidiary, as the case may be) in any material respect than the then prevailing market conditions (evidenced in each case by a resolution of the Board of Directors of such entity set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests sold or otherwise disposed of, and
(ii) at least 75% (100% in the case of lease payments) of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto, excluding contingent liabilities and trade payables), of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Senior Debentures, or any guarantee thereof) that are assumed by the transferee of any such assets and (y) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are promptly, but in no event more than 30 days after receipt, converted by the Company or such Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

            Within 360 days after the Company's actual receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds (a) to permanently reduce long-term Indebtedness of a Restricted Subsidiary, (b) to permanently reduce Indebtedness (and, in the case of revolving Indebtedness, to permanently reduce the commitments) under the Credit Agreement, or (c) to make an investment in another business, the making of a capital expenditure or the acquisition of other tangible assets, in each case, in the same or a similar line of business as the Company or its Restricted Subsidiaries were engaged in on the date of the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company will be required to make an offer to all Holders of Senior Debentures (an "Asset Sale Offer") to purchase the maximum principal amount of Senior Debentures that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Senior Debentures tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Senior Debentures surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Senior Debentures to be purchased on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

            8. Denominations, Transfer, Exchange. The Senior Debentures are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Senior Debentures may be registered and Senior Debentures may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Senior Debenture or portion of a Senior Debenture selected for redemption, except for the unredeemed portion of any Senior Debenture being redeemed in part. Also, it need not exchange or register the transfer of any Senior Debentures for a period of 15 days before a selection of Senior Debentures to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

            9. Persons Deemed Owners. The registered Holder of a Senior Debenture may be treated as its owner for all purposes.

            10. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Senior Debentures may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Senior Debentures, and any existing default or compliance with any provision of the Indenture or the Senior Debentures may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Debentures. Without the consent of any Holder of a Senior Debenture, the Indenture or the Senior Debentures may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Senior Debentures in addition to or in place of certificated Senior Debentures, to provide for the assumption of the

Company's obligations to Holders of the Senior Debentures in case of a merger or consolidation, to provide for Guarantees permitted pursuant to Section 4.18 of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Senior Debentures or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

            11. Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Senior Debentures; (ii) default in payment when due of the principal of or premium, if any, on the Senior Debentures; (iii) failure by the Company to comply with Section 4.7, 4.8, 4.9, 4.10, 4.11 or 5.1 of the Indenture; (iv) failure by the Company for 60 days after notice to comply with any of its other agreements in the Indenture or the Senior Debentures; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries or group of Restricted Subsidiaries that, together, would constitute a Significant Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Debentures may declare all the Senior Debentures to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Senior Debentures will become due and payable without further action or notice. Holders of the Senior Debentures may not enforce the Indenture or the Senior Debentures except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Senior Debentures may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Senior Debentures notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Senior Debentures then outstanding by notice to the Trustee may on behalf of the Holders of all of the Senior Debentures waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or

Event of Default in the payment of interest on, or the principal of, premium and Liquidated Damages, if any, on the Senior Debentures. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

            12. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

            13. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Senior Debentures or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Senior Debentures.

            14. Authentication. This Senior Debenture shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

            15. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            16. Additional Rights of Holders of Transfer Restricted Senior Debentures. In addition to the rights provided to Holders of Senior Debentures under the Indenture, Holders of Transferred Restricted Senior Debentures shall have all the rights set forth in the Registration Rights Agreement dated as of the date of the Indenture, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

            17. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Senior Debentures and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Senior Debentures or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                  Clark-Schwebel Holdings, Inc.
                  c/o Clark-Schwebel, Inc.
                  2200 South Murray Avenue
                  Anderson, SC  29622
                  Attention: William D. Bennison and Donald Burnette Telephone No.: (803) 225-7028
                  Telecopier No.: (803) 260-3377

                                 ASSIGNMENT FORM

For value received, I or we assign and transfer this Senior Debenture to

--------------------------------------------------------------

--------------------------------------------------------------
(Print or type name, address and zip code of assignee)

--------------------------------------------------------------
(Insert Social Security or other identifying number of assignee)

and irrevocably appoint ________________________ agent to transfer this Senior Debenture on the books of the Company. The agent may substitute another to act for him.

            In connection with any transfer of this Senior Debenture occurring prior to after August 14, 2000, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that:

                                   [Check One]

[ ]   (a)   this Senior Debenture is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities
            Act of 1933) in compliance with the exemption from registration under the Securities Act of 1933 provided by Rule 144A thereunder.

                                       or

[ ]   (b)   this Senior Debenture is being transferred other than in accordance with (a) above and documents and, if required by the Trustee or the Company, legal opinions are being furnished which comply with the conditions of transfer set forth in this Debenture and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Debenture in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.14 of the Indenture shall have been satisfied.

Date: __________________________


                                          Your Signature: ______________________
                                           (Sign exactly as your name appears on
                                              the face of this Senior Debenture)

Signature Guarantee

              TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

            The undersigned represents and warrants that it is purchasing this Senior Debenture for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933 and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated: _______________________                   _____________________________
                                                 NOTICE: To be executed by
                                                         an executive officer

                       Option of Holder to Elect Purchase

            If you want to elect to have this Senior Debenture purchased by the Company pursuant to Section 4.7 or 4.8 of the Indenture, check the box below:

             |_| Section 4.7                       |_| Section 4.8

            If you want to elect to have only part of the Senior Debenture purchased by the Company pursuant to Section 4.7 or Section 4.8 of the Indenture, state the amount you elect to have purchased:

$____________________


Date:____________________            Your Signature: ___________________________
                                     (Sign exactly as your name appears
                                      on the Debenture)

                                     Tax Identification No.: ___________________

Signature Guarantee.

                                                                       Exhibit B

            FORM OF LETTER TO BE DELIVERED BY ACCREDITED INSTITUTIONS

            We are delivering this letter in connection with an offering of 122% of Senior Debentures due 2007 (the "Senior Debentures") of Clark-Schwebel Holdings, Inc. (the "Company").

            We hereby confirm that:

                  (i) we are an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act"), or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act (an "Institutional Accredited Investor");

                  (ii) any purchase of Senior Debentures by us will be for our own account or for the account of one or more other Institutional Accredited Investors;

                  (iii) in the event that we purchase any Senior Debentures, we will acquire Senior Debentures having a minimum purchase price of at least $100,000 for our own account and for each separate account for which we are acting;

                  (iv) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing Senior Debentures;

                  (v) we are not acquiring Senior Debentures with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our control; and

                  (vi) we have read the Company's filings with the Securities and Exchange Commission since January 1, 1997 and acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase Senior Debentures.

            We understand that the Senior Debentures are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Senior Debentures have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any notes, that such Senior Debentures may be offered, resold, pledged or otherwise transferred only (i) to a person whom we reasonably believe to be a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, in a transaction meeting the requirements of Rule 144 under the Securities Act, outside the United

States in a transaction meeting the requirements of Rule 904 under the Securities Act (and based upon an opinion of counsel if the Company so requests), (ii) to the Company or (iii) pursuant to an effective registration statement, and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction. We understand that the registrar and transfer agent will not be required to accept for registration of transfer any Senior Debentures, except upon presentation of evidence satisfactory to the Company that the foregoing restrictions on transfer have been complied with. We further understand that the Senior Debentures purchased by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of this paragraph.

            We acknowledge that you, the Company and others will rely upon our confirmations, acknowledgements and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

            THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


                                    -------------------------------------
                                             (Name of Purchaser)

                                    By:
                                       ----------------------------------
                                       Name:
                                       Title:

                                    Address:


                                      B-2